Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Immix Biopharma, Inc. of our report dated March 27, 2023, relating to the consolidated financial statements of Immix Biopharma, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Immix Biopharma, Inc. for the year ended December 31, 2022.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this registration statement.

/s/ KMJ Corbin & Company LLP

Irvine, California

September 25, 2023